EXHIBIT 10.9
AMENDED AND RESTATED
FGX INTERNATIONAL HOLDINGS LIMITED
2004 KEY EXECUTIVE STOCK OPTION PLAN
1. ESTABLISHMENT, EFFECTIVE DATE AND TERM
     FGX International Holdings Limited, a British Virgin Islands international business company (the “Company”), hereby establishes the “FGX International Holdings Limited 2004 Key Executive Stock Option Plan” (f/k/a the Envision Worldwide Holdings Limited 2004 Key Executive Stock Option Plan) (the “Plan”). The effective date of the Plan shall be September 29, 2004 (the “Effective Date”), which is the date that the Plan was originally approved and adopted by the Board of Directors (the “Board”) and shareholders of the Company. The Amended and Restated Plan was approved and adopted by the Board and Shareholders of the Company on December 15, 2005. Unless earlier terminated pursuant to Section 17 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.
2. PURPOSE
     The purpose of the Plan is to advance the interests of the Company by providing Eligible Individuals (as defined in Section 6 below) with an opportunity to acquire or increase a proprietary interest in the Company, which will thereby create a stronger incentive to expend maximum effort for the growth and success of the Company, and will encourage such individuals to remain in the employ of or maintain their relationship with the Company.
3. TYPE OF OPTIONS
     Each stock option granted under the Plan (an “Option”) may be designated by the Board, in its sole discretion, either as (i) an “incentive stock option” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or (ii) as a non-qualified stock option (“Non-Qualified Stock Option”) which is not intended to meet the requirements of Section 422 of the Code; provided, however, that Incentive Stock Options may only be granted to employees of the Company, any “subsidiary corporation” as defined in Section 424 of the Code (a “Subsidiary”) or any “parent corporation” as defined in Section 424 of the Code (a “Parent”). In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options. The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as incentive stock options under Section 422 of the Code. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Section 422 of the Code (including, without limitation, as a result of the acceleration of the vesting of any of any Options) shall be redesignated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Board.
4. ADMINISTRATION
     (a) Board. The Plan shall be administered by the Board, which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 9 below)

entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with the Company’s Memorandum of Association and Articles of Association and applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.
     (b) Committee. The Board may, in its discretion, from time to time appoint a Compensation Committee and/or Stock Option Committee (each of which is referred to as the “Committee”). In the event that the Company is a “publicly held corporation” as defined in Section 162(m)(2) of the Code, the Board shall appoint a Committee consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any Parent or Subsidiary, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” for purposes of Section 162(m) of the Code (the “Outside Director Committee”). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 4(a) above, as the Board shall determine, consistent with the Memorandum of Association and Articles of Association of the Company and applicable law. The Board may remove members, add members and fill vacancies on the Committee from time to time, all in accordance with the Company’s Memorandum of Association and Articles of Association and applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.
     (c) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.
     (d) Delegation to the Committee. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 4(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive. If the Company is a “publicly held corporation” as defined in Section 162(m)(2) of the Code, Options granted to a “covered employee” as defined in Section 162(m)(3) of the Code (a “Covered Employee”) shall be made by the Outside Director Committee and the maximum number of Ordinary Shares (as defined below) subject to Options that may be granted during any calendar year under the Plan to any Covered Employee shall be 3.33, unless otherwise determined by the Board in writing.
5. ORDINARY SHARES
     The capital stock of the Company that may be issued pursuant to Options granted under the Plan shall be ordinary shares, $1.00 par value per share, of the Company (the “Ordinary Shares”), which shares may be treasury shares or authorized but unissued shares. The total number of Ordinary Shares that may be issued pursuant to Options granted under the Plan shall be 6.8935875 shares, subject to adjustment as provided in Section 19 below. If any Option expires, terminates or is terminated or canceled for any reason prior to exercise in full, the Ordinary Shares that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.
6. ELIGIBILITY
     Options may be granted under the Plan to senior executives of the Company (collectively, “Eligible Individuals”). An individual may hold more than one Option, subject to such restrictions as are provided herein.
7. GRANT OF OPTIONS
     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Board may determine (“Optionees”), Options to purchase such number of Ordinary Shares on such terms and conditions as the Board may determine. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted.
8. LIMITATION ON INCENTIVE STOCK OPTIONS
     (a) Ten Percent Shareholder. Notwithstanding any other provision of this Plan to the contrary, no individual may receive an Incentive Stock Option under the Plan if such individual, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless (i) the purchase price for each Ordinary Share subject to such Incentive Stock Option is at least one hundred and ten percent (110%) of the fair market value of an Ordinary Share on the date of grant (as determined in good faith by the Board) and (ii) such Incentive Stock Option is not exercisable after the date which is five (5) years from the date of grant.
     (b) Limitation on Grants. The aggregate fair market value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company or a Parent or Subsidiary) shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation, and any Options issued subsequently in the same calendar year, shall be treated as a non-qualified stock option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or any Parent or Subsidiary which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which Incentive Stock Options may be granted under this Plan and all such other plans.
9. OPTION AGREEMENTS
     All Options granted pursuant to the Plan shall be evidenced by written agreements (“Option Agreements”), with shall be executed by the Company and by the Optionee, in such form or forms and containing such terms and conditions not inconsistent with the terms of the Plan as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.
10. OPTION PRICE
     The purchase price of each Ordinary Share subject to an Option (the “Option Price”) shall be fixed by the Board and stated in each Option Agreement, and subject to the provisions of Section 8(a) above, shall be not less than one hundred percent (100%) of the fair market value of an Ordinary Share on the date the Option is granted. If the Ordinary Shares are then listed on any national securities exchange, the fair market value shall be the closing price of an Ordinary Share on such exchange on the last trading day immediately prior to the date of grant; provided, however, that when granting Incentive Stock Options, the Board shall determine fair market value in accordance with the provisions of Section 422 of Code. If the Ordinary Shares are not listed on any such exchange, the fair market value shall be determined in good faith by the Board.
11. TERM AND VESTING OF OPTIONS
     (a) Option Period. Subject to the provisions of Sections 8(a) and 14 hereof, each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten (10) years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option. Notwithstanding the foregoing, the Board may in its discretion, at any time prior to the expiration or termination of any Option, extend the term of any such Option for such additional period as the Board in its discretion may determine; provided, however, that in no event shall the aggregate option period with respect to any Option, including the initial term of such Option and any extensions thereof, exceed ten (10) years.
     (b) Vesting. Subject to the provisions of Section 12(a) and Section 14 hereof, each Option Agreement will specify the vesting schedule applicable to each Option. The Board may in its discretion provide that any vesting requirement or other such limitation on the exercise of an Option may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option maybe exercised.
     (c) Initial Public Offering. In the event of an Initial Public Offering of the Company’s capital stock (as defined below), the Board may, in its sole and absolute discretion, provide on a case by case basis that some or all outstanding Options pursuant to an Option Agreement may become immediately exercisable, without regard to any limitation on exercise imposed pursuant to this Plan. For purposes of this Plan, the Company shall be deemed to have completed an “Initial Public Offering” if there is a closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s capital stock for the account of the Company.
12. MANNER OF EXERCISE AND PAYMENT
     (a) Manner of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, addressed to the attention of the President, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, by one or more of the methods provided below.
     (b) Payment. Payment of the Option Price for the Ordinary Shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) to the extent permitted by applicable law and agreed to by the Board in its sole and absolute discretion, through the tender to the Company of Ordinary Shares, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 10 above) on the date of exercise; (iii) to the extent permitted by applicable law and agreed to by the Board in its sole and absolute discretion, by delivering a written direction to the Company that the Option be exercised pursuant to a “cashless” exercise/sale procedure (pursuant to which funds to pay for exercise of the Option are delivered to the Company by a broker upon receipt of stock certificates from the Company) or a cashless exercise/loan procedure (pursuant to which the Optionees would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to the Company whereby the stock certificate or certificates for the Ordinary Shares for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the Ordinary Shares purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that the Company, may, in its judgment, be required to withhold with respect to the exercise of the Option; (iv) to the extent permitted by applicable law and agreed to by the Board in its sole and absolute discretion, by the delivery of a promissory note of the Optionee to the Company on such terms as the Board shall specify in its sole and absolute discretion; or (v) by a combination of the methods described in clauses (i), (ii), (iii) and (iv). Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the cashless exercise/sale procedure described above. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

     (c) Execution of Shareholders’ Agreement as Condition to Exercise of Option. In the event that the Optionee shall desire to exercise all or any portion of an Option prior to the date on which the Company shall have completed an Initial Public Offering, the Optionee shall, as a condition precedent to such Optionee’s right to exercise an Option, execute and deliver a copy of a shareholders’ agreement containing such terms and conditions as may be specified by the Board from time to time in its sole and absolute discretion, which may provide, among other things, for restrictions on transfer and voting the Ordinary Shares or other securities issuable upon exercise of an Option and provisions governing the management and control of the Company.Issuance of Certificates. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a certificate or certificates evidencing his ownership of such Ordinary Shares. An individual holding or exercising an Option shall have none of the rights of a shareholder until the Ordinary Shares covered thereby are fully paid and issued to him and, except as provided in Section 19 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.
13. TRANSFERABILITY OF OPTIONS
     (a) Incentive Stock Options. No Incentive Stock Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.
     (b) Non-Qualified Stock Options. Unless otherwise permitted by the Board in its sole and absolute discretion, no Non-Qualified Stock Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.
14. TERMINATION OF EMPLOYMENT
     The Board may provide, in its sole and absolute discretion, in an Option Agreement or otherwise, that following termination of employment of an Optionee with the Company, an Optionee may exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11(a) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to Section 11(b) above. Unless otherwise determined by the Board, temporary absence from employment because of illness, vacation, approved leaves of absence, military service and transfer of employment shall not constitute a termination of employment with the Company.
15. USE OF PROCEEDS
     The proceeds received by the Company from the sale of Ordinary Shares upon exercise of Options granted under the Plan shall constitute general funds of the Company.
16. REQUIREMENTS OF LAW
     (a) Violations of Law. The Company shall not be required to sell or issue any Ordinary Shares upon exercise of any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation, any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.
     (b) Registration. At the time of any exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his or her heirs, legatees or legal representative, as the case may be), as a condition to the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee (or his or her heirs, legatees or legal representative, as the case may be) upon his or her exercise of all or any portion of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company reasonably determines, in the reasonable discretion of the Board, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or deemed by counsel to the Company to be desirable under any federal or state security laws or regulations or the listing requirements or regulations of any exchange on which securities of the Company may be listed or is proposed to be listed as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option or to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.
     (c) Withholding. The Board may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to: (i) the withholding of delivery of Ordinary Shares upon exercise of Options until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) after giving the holder ten (10) days prior written notice during which time holder may reimburse the Company the amount required to be withheld by the Company, the canceling of any number of Ordinary Shares issuable upon exercise of such Options in an amount sufficient to reimburse the Company for the amount it is required to so withhold (and for which the holder has not reimbursed the Company during such ten (10) day notice period), or (iii) withholding the amount due from any such person’s wages, compensation, fees or other amounts due such person.
     (d) Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Rhode Island.
17. AMENDMENT AND TERMINATION OF THE PLAN
     Except as set forth in Section 18 below, the Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Ordinary Shares as to which Options have not been granted; provided, however, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Memorandum of Association and Articles of Association of the Company shall be required for any amendment (i) that changes the requirements as to Eligible Individuals to receive Options under the Plan, (ii) that increases the maximum number of Ordinary Shares in the aggregate that maybe sold pursuant to Options that are granted under the Plan (except as permitted under Section 19 hereof), or (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Rule 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Ordinary Shares may be listed or traded. Except as permitted under Section 19 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.
18. EFFECT OF INITIAL PUBLIC OFFERING
     (a) Amendments. Notwithstanding Section 17 above, after the Company has become a “publicly held corporation” as defined in Section 162(m) of the Code, the Plan shall not be amended after the date on which the Company becomes a publicly held corporation if such amendment would constitute a “material modification” as defined in Regulation Section 1.162-27(h)(1)(iii) of the Code, unless the Company satisfies the shareholder approval requirement as set forth in Regulation Section l.162-27(e)(4)(i) of the Code prior to such amendment of the Plan.
     (b) Shareholder Approval. If the Company should become a “publicly held corporation” as defined in Section 162(m) of the Code, no Options shall be granted after the first meeting of shareholders at which directors are elected that occurs after the close of the third calendar year following the calendar year in which the Initial Public Offering occurs, or if the Company becomes a publicly held corporation without an Initial Public Offering, the first calendar year in which the Company becomes publicly held, unless the Company satisfies the shareholder approval requirement as set forth in Regulation Section 1.l62-27(e)(4)(i) of the Code prior to any such grant of Options.
19. EFFECT OF CHANGES IN CAPITALIZATION
     (a) Recapitalization. If the outstanding Ordinary Shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, reorganization (other than as described in Section 19(c) below), stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Board (i) in the aggregate number and kind of Ordinary Shares available under the Plan, (ii) in the number and kind of Ordinary Shares issuable upon exercise of outstanding Options granted under the Plan, and (iii) in the Option Price per share of outstanding Options granted under the Plan.
     (b) Reorganization. Subject to the provisions of any applicable Option Agreement or any other agreement between the Company and any holder of Options granted hereunder, in connection with a merger, consolidation, reorganization or other business combination of the Company with one or more other entities in which the Company is not the surviving entity, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of Ordinary Shares or other securities or property to which a holder of Ordinary Shares would have been entitled to upon such merger, consolidation, reorganization or other business combination and, except in the case of any merger, consolidation, reorganization or other business combination undertaken in connection with any bankruptcy or similar proceeding, such outstanding Option shall survive and be binding on the surviving entity until it terminates or is exercised in accordance with its terms.
     (c) Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, the Plan and all Options outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 19(d), each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its reasonable discretion shall determine and designate (but in no event less than seven (7) days), to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 11(b) above.
     (d) Adjustments. Adjustments under this Section 19 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.
     (e) No Limitations. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.